UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2022

TINGO, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-205835	83-0549737
(State or Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

43 West 23rd Street New York, NY	10010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 847-0144

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 14, 2022, Tingo, Inc. (“Tingo” or the “Company”) entered into an Amended and Restated Agreement and Plan of Merger (“Amended Merger Agreement”) with MICT, Inc. (“MICT”), a Delaware corporation whose common shares are traded on the Nasdaq Capital Market under the symbol ‘MICT’, and MICT Merger Sub, Inc., a newly-formed wholly-owned subsidiary of MICT (“Merger Sub”). The full text of the Amended Merger Agreement is attached as an exhibit to this Current Report. Unless otherwise defined herein, capitalized terms used below are defined in the Amended Merger Agreement.

The Amended Merger Agreement was largely the result of extensive due diligence undertaken by MICT and its advisors, including financial and tax due diligence, a quality of earnings report by Ernst & Young, financial analysis and financial advice by Houlihan Lokey, legal, operational, corporate and local due diligence by the Nigerian office of Dentons, and corporate due diligence and securities due diligence by Ellenoff Grossman & Schole.

The Amended Merger Agreement restates and replaces the Agreement and Plan of Merger (“Original Merger Agreement”) entered into by the Company, MICT, and Merger Sub on May 10, 2022 which was summarized in the Company’s Current Report on Form 8-K filed on May 10, 2022, which Current Report is hereby incorporated by reference.

The Amended Merger Agreement is substantially similar to the Original Merger Agreement, albeit with the following changes:

•	Escrow. The Amended Merger Agreement provides that a representative of MICT’s pre-closing stockholders, a representative of the Company’s pre-closing stockholders, and a mutually agreeable escrow agent shall enter into an escrow agreement, whereby an amount equal to 5% of the total shares of MICT to be issued to the Tingo stockholders shall be held in escrow for a period of up to two years after the closing of the Merger. The shares held in escrow will be the sole source of payment for any obligations incurred by Tingo stockholders in relation to the indemnification claims described below.

•	Indemnification Provisions. The Amended Merger Agreement includes indemnification provisions pursuant to which the Company shall indemnify MICT and certain related parties of MICT in connection with claims relating to the exercise of dissenter’s rights in connection with the Merger, certain matters related to the business of the Company prior to its acquisition of Tingo Mobile PLC, as well as certain tax and litigation matters.

•	Post-Closing MICT Board. The Amended Merger Agreement provides that the post-closing Board of Directors of MICT shall consist of seven members, with five designated by Tingo and two designated by MICT.

•	Termination. Pursuant to the Amended Merger Agreement, Tingo is required to deliver to MICT its disclosure schedules no later than 20 days after the signing of the Amended Merger Agreement, and is also required to file amendments to its quarterly, annual and current report filings with the Securities and Exchange Commission no later than 45 days after the signing of the Amended Merger Agreement.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Company’s Current Report on Form 8-K filed on May 10, 2022, as well as to the full text of the Amended Merger Agreement, which is filed as Exhibit 2.1 and is incorporated by reference into this report.

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In preparation for the planned merger of the Company with a wholly-owned subsidiary of Nasdaq-listed MICT, Inc. as disclosed in the Company’s Current Report on Form 8-K filed on May 13, 2022, the Company has reviewed and considered its accounting treatment of its acquisition of Tingo Mobile PLC (“Tingo Mobile”) on August 15, 2021 (the “Acquisition”). Based on this review, the Company has elected to modify its accounting treatment of the Acquisition as a reverse acquisition of the Company by Tingo Mobile instead of as a forward acquisition of Tingo Mobile by the Company as had been previously presented.

The decision of the Company to change its accounting treatment of the Acquisition was made following consultation of Company management with the Audit Committee of its Board of Directors. Consequently, the Company is proceeding, as promptly as possible, to file amendments to its quarterly reports on Form 10-Q for the third quarter of 2021 and the first quarter of 2022, as well as its annual report for the year ended December 31, 2021 (collectively, the “Amended Reports”). The Amended Reports will replace and supersede the respective previously filed reports and financial statements included therein.

In accordance with reverse acquisition accounting rules, the Amended Reports will now include the consolidated operating results of Tingo Mobile for the full period cover by the Report, rather than using forward acquisition accounting as had been presented previously, which included the results of Tingo Mobile only from the date of the Acquisition.

In addition, certain balance sheet items, such as goodwill attributed to Tingo Mobile, for example, will therefore need to be modified to instead reflect the goodwill attributable to the Company as of the relevant balance sheet date. Further, certain non-cash expenses of the Company, such as transaction fees paid in stock relating to the Acquisition, will be expensed rather than capitalized. Other changes consistent with reverse acquisition accounting will also be made to the Company’s financial statements and notes thereto.

The expensing of various non-cash items as a result of the change in accounting treatment is expected to increase the Company’s operational losses on a consolidated basis for the quarter and nine months ended September 30, 2021, as well as for the year ended December 31, 2021. However, consolidated operating results of the Company for the quarter ended March 31, 2022 are not expected to change significantly. Moreover, the unconsolidated operational results of Tingo Mobile for the full year of 2021 and the first quarter of 2022, as the sole operating subsidiary of the Company, are also not expected to be materially affected as a result of the change.

We have discussed the matters disclosed in this filing with Gries & Associates, LLC, the Company’s independent accountants who concur with our conclusions.

Safe Harbor and Forward-Looking Statements

This Current Report and exhibits thereto may contain certain forward-looking statements regarding possible future circumstances. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements including, in particular, any risks and uncertainties with respect to the Company’s operations, as well as those contained in the Company’s quarterly, annual, and periodic filings with the Securities and Exchange Commission. Actual results, events, and performance may differ. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statements are material.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Amended and Restated Agreement and Plan of Merger, dated June 14, 2022, among MICT, Inc., MICT Merger Sub, Inc., and Tingo, Inc.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tingo, Inc.

Date: June 15, 2022	By:	/s/ Kenneth Denos
Name: Kenneth Denos
Title: Secretary